Exhibit 99.1

Equillium Reports Third Quarter 2022 Financial Results and
Provides Corporate and Clinical Updates

Announced positive interim results from the EQUALISE study of itolizumab in highly proteinuric lupus nephritis patients: by week 28, 83% achieved complete or partial response, and 67% achieved > 80% reduction in urine protein creatinine ratio

Announced the pending acquisition of Metacrine, expected to add $35 million in cash at closing to Equillium’s balance sheet and extend operating runway into 2024

Initiated Phase 2 study of EQ101 in alopecia areata and Phase 1 study of EQ102 in healthy volunteers and celiac disease patients

LA JOLLA, California, November 14, 2022 – Equillium, Inc. (Nasdaq: EQ), a clinical-stage biotechnology company focused on developing novel therapeutics to treat severe autoimmune and inflammatory disorders with high unmet medical need, today announced financial results for the third quarter 2022 and provided an update on its clinical development programs.

“I am proud of what our team has accomplished in the third quarter, including executing a definitive agreement to acquire Metacrine and announcing interim data from the Type B portion of the EQUALISE study in lupus nephritis. Since then, we have also initiated two new studies – a Phase 2 study of EQ101 in subjects with alopecia areata, and a Phase 1 study of EQ102 that will be positioned to treat patients with celiac disease,” said Bruce Steel, chief executive officer at Equillium. “The Metacrine acquisition will meaningfully strengthen our cash position, which at closing is expected to add approximately $35 million to the balance sheet and extend our cash runway into 2024, taking us through multiple data catalysts from three different clinical programs over the next year.”

Highlights Since the Beginning of Q3 2022:

•
Announced definitive merger agreement to acquire Metacrine in an all-stock transaction, anticipated to add $35 million in cash to Equillium’s balance sheet at closing. The acquisition also includes Metacrine’s farnesoid X receptor (FXR) platform, including lead molecule MET642, an orally delivered FXR agonist that is a potential first-in-class, non-immunosuppressive treatment for inflammatory bowel disease.
•
Announced positive interim results from the Type B portion of the EQUALISE study of itolizumab in subjects with lupus nephritis. Subjects were highly proteinuric with a baseline mean urine protein creatinine ratio (UPCR) of 5.8 g/g. Clinically meaningful responses were observed:
o
By week 28 (or end of study):
▪
3 of 6 (50%) subjects achieved complete response (UPCR < 0.7 g/g)
▪
2 of 6 (33%) subjects achieved partial response (UPCR > 50% reduction)
▪
4 of 6 (67%) subjects achieved greater than 80% reduction in UPCR
o
In all subjects receiving more than one dose:
▪
8 of 12 (67%) subjects achieved greater than 50% reduction in UPCR
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60% average reduction in UPCR (over 3g of proteinuria)
▪
Subjects titrated steroid dose to < 7.5 mg/day consistent with EULAR/ERA-EDTA recommendations

•
Initiated a multicenter, Phase 2 open-label, proof-of-concept study of EQ101 in adult subjects between 18 and 60 years of age, with at least 35% scalp hair loss due to alopecia areata. Approximately 30 subjects will be enrolled in the study where they will be dosed intravenously once weekly for 24 weeks.
•
Initiated a Phase 1 randomized, double-blind, placebo-controlled study of EQ102 administered subcutaneously as single or multiple doses in up to 64 healthy volunteers. The first cohort of eight study participants has been completed and the second cohort has initiated.
•
Presented data highlighting:
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EQ101, a first-in-class, tri-specific cytokine inhibitor selectively targeting IL-2, IL-9 and IL-15 at the receptor level, that may afford significant advantages over other approaches to the treatment of alopecia areata, including JAK inhibition, at the 6th Annual Dermatology Drug Development Summit
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Urinary soluble ALCAM (sALCAM) could be a potential biomarker of disease severity in lupus nephritis (LN) and indicative of a patient’s response to treatment at annual meeting of the American College of Rheumatology
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Design and development of multi-specific cytokine inhibitors, and the importance of targeting biological synergy to optimize therapeutic outcomes at the 3rd Annual Cytokine-Based Drug Development Summit
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Therapeutic potential for multi-cytokine inhibitors such as EQ101 and EQ102, as potentially effective strategies for the treatment of certain autoimmune diseases at the Annual La Jolla Immunology Conference

Anticipated Upcoming Milestones & Catalysts:

•
Itolizumab – EQUALISE Phase 1b study: topline data from the Type B part of the study in patients with lupus nephritis expected mid-2023
•
EQ101 – Phase 2 study in subjects with alopecia areata: data expected in 2023
•
EQ102 – Phase 1 study in healthy volunteers and subjects with celiac disease: data expected in 2023

Third Quarter 2022 Financial Results

Research and development (R&D) expenses for the third quarter of 2022 were $8.8 million, compared with $7.0 million for the same period in 2021. The increase was primarily due to greater clinical development expenses, driven by start-up costs related to the Phase 3 EQUATOR study.

General and administrative (G&A) expenses for the third quarter of 2022 were $4.5 million, compared with $2.9 million for the same period in 2021. The increase was primarily due to higher legal fees related to business development activities and greater employee compensation and overhead expenses.

Net loss for the third quarter of 2022 was $13.7 million, or $(0.40) per basic and diluted share, compared with a net loss of $10.3 million, or $(0.35) per basic and diluted share for the same period in 2021. The increase in net loss was largely attributable to greater operating expenses.

Cash, cash equivalents and short-term investments totaled $44.5 million as of September 30, 2022, compared to $57.6 million as of June 30, 2022. Equillium believes that its cash and investments, together with the additional cash that will be acquired with the expected closing of the Metacrine acquisition, will be sufficient to fund its operations into 2024.

About Itolizumab

Itolizumab is a clinical-stage, first-in-class anti-CD6 monoclonal antibody that selectively targets the CD6-ALCAM pathway. This pathway plays a central role in modulating the activity and trafficking of T cells that drive a number of immuno-inflammatory diseases. Equillium acquired rights to itolizumab through an exclusive partnership with Biocon Limited.

About Multi-Cytokine Platform: EQ101 & EQ102

Our proprietary Multi-Cytokine Platform (MCP) generates rationally designed composite peptides that selectively block key cytokines at the shared receptor level targeting pathogenic cytokine redundancies and synergies while preserving non-pathogenic signaling. This approach provides multi-cytokine inhibition at the receptor level and is expected to avoid the broad immuno-suppression and off-target safety liabilities that may be associated with other therapeutic classes, such as JAK inhibitors. Many immune-mediated diseases are driven by the same combination of dysregulated cytokines, and we believe identifying the key cytokines for these diseases will allow us to target and develop customized treatment strategies for multiple autoimmune and inflammatory diseases.
Current MCP assets include EQ101, a first-in-class, selective, tri-specific inhibitor of IL-2, IL-9 and IL-15, and EQ102, a first-in-class, selective, bi-specific inhibitor of IL-15 and IL-21.

About Equillium

Equillium is a clinical-stage biotechnology company leveraging a deep understanding of immunobiology to develop novel therapeutics to treat severe autoimmune and inflammatory disorders with high unmet medical need. The company’s pipeline consists of the following novel immunomodulatory assets targeting immuno-inflammatory pathways. Itolizumab, a first-in-class monoclonal antibody that targets the CD6-ALCAM signaling pathway which plays a central role in the modulation of effector T cells, is currently in a Phase 3 study for patients with acute graft-versus-host disease (aGVHD) and is in a Phase 1b study for patients with lupus/lupus nephritis. EQ101 is a first-in-class tri-specific cytokine inhibitor that selectively targets IL-2, IL-9, and IL-15. Equillium is currently enrolling patients in a Phase 2 proof-of-concept study of EQ101 for patients with alopecia areata. EQ102 is a bi-specific cytokine inhibitor that selectively targets IL-15 and IL-21. Equillium is currently enrolling patients in a Phase 1 study of EQ102, including healthy volunteers and celiac disease patients.

For more information, visit www.equilliumbio.com.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with Metacrine, Inc.'s pending acquisition by Equillium, Inc., Equillium filed a registration statement on Form S-4 (File No. 333-268024) containing a joint proxy statement/prospectus of Equillium and Metacrine and other documents concerning the proposed merger with the Securities and Exchange Commission (the "SEC"). EQUILLIUM URGES INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT EQUILLIUM, METACRINE AND THE PROPOSED MERGER. Investors may obtain free copies of the joint proxy statement/prospectus and other documents filed by Equillium and Metacrine with the SEC at the SEC's website at www.sec.gov. Free copies of the joint proxy statement/prospectus and Equillium's other SEC fiilngs are also available on Equillium's website at www.equilliumbio.com.

Equillium, Metacrine and their respective directors, executive officers, certain members of management and certain employees may be deemed, under SEC rules, to be participants in the solicitation of proxies with respect to the proposed merger. Information regarding Equillium's officers and directors is included in Equillium's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2022 with respect to its 2022 Annual Meeting of Stockholders. This document is available free of charge at the SEC's website at www.sec.gov or by going to Equillium's Investors page on its corporate website at www.equilliumbio.com. Information regarding Metacrine's officers and directors is included in Metacrine's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2022 with respect to its 2022 Annual Meeting of Stockholders. this document is available free of charge at the SEC's website at www.sec.gov or by going to Metacrine's Investors page on its corporate website at www.metacrine.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed Merger, and a description of their direct and indirect interests in the proposed Merger, which may differ from the interests of Equillium's stockholders or Metacrine's stockholders generally, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", “could”, “continue”, "expect", "estimate", “may”, "plan", "outlook", “future” and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Because such statements are subject to risks and uncertainties, many of which are outside of the Company’s control, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to statements regarding the potential benefit of treating patients with aGVHD or lupus/lupus nephritis with itolizumab, Equillium’s plans and expected timing for developing itolizumab including the expected timing of initiating, completing and announcing further results from the EQUALISE study, Equillium’s plans and expected timing for developing EQ101 and EQ102 including the expected timing of initiating, completing and announcing further results from Phase 2 and Phase 1 studies, respectively, the potential for any of Equillium’s ongoing or planned clinical studies to show safety or efficacy, Equillium’s cash runway, including the reliance on the closing of the merger with Metacrine to fund its current operations for the next 12 months, and Equillium’s plans and expected timing for developing its product candidates, potential benefits of its product candidates, the expected benefits of Equillium’s planned acquisition of Metacrine, including the potential benefits of Metacrine’s FXR platform. Risks that contribute to the uncertain nature of the forward-looking statements include: the lack of assurances that the proposed merger with Metacrine will close; the net cash position of Metacrine; uncertainties related to the abilities of the leadership team to perform as expected; Equillium’s ability to execute its plans and strategies; risks related to performing clinical studies; the risk that interim results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; potential delays in the commencement, enrollment and completion of clinical studies and the reporting of data therefrom; the risk that studies will not be completed as planned; Equillium’s plans and product development, including the initiation and completion of clinical studies and the reporting of data therefrom; whether the results from clinical studies will validate and support the safety and efficacy of Equillium’s product candidates; changes in the competitive landscape; uncertainties related to Equillium’s capital requirements; and having to use cash in ways or on timing other than expected and the impact of market volatility on cash reserves. These and other risks and uncertainties are described more fully under the caption "Risk Factors" and elsewhere in Equillium's filings and reports, which may be accessed for free by visiting EDGAR on the SEC web site at www.sec.gov and on the Company’s website under the heading “Investors.” Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. All forward-looking statements contained in this press release speak only as of the date on which they were made. Equillium undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact

Michael Moore

Vice President, Investor Relations & Corporate Communications

619-302-4431

ir@equilliumbio.com

Equillium, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2022	2021

Cash, cash equivalents and short-term investments	$44,522	$80,711
Prepaid expenses and other assets	2,790	3,049
Operating lease right-of-use assets	1,319	1,645
Total assets	$48,631	$85,405
Current liabilities	14,930	8,915
Long-term notes payable	4,616	8,750
Long-term operating lease liabilities	925	1,235
Total stockholders' equity	28,160	66,505
Total liabilities and stockholders' equity	$48,631	$85,405

Equillium, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Operating expenses:
Research and development	$8,771	$6,965	$29,022	$18,830
Acquired in-process research and development	-	-	23,049	-
General and administrative	4,466	2,896	12,047	8,569
Total operating expenses	13,237	9,861	64,118	27,399
Loss from operations	(13,237)	(9,861)	(64,118)	(27,399)
Other expense, net	(418)	(421)	(1,083)	(1,032)
Net loss	$(13,655)	$(10,282)	$(65,201)	$(28,431)
Net loss per common share, basic and diluted	$(0.40)	$(0.35)	$(1.95)	$(0.99)
Weighted-average number of common shares outstanding, basic and diluted	34,352,084	29,382,806	33,512,611	28,602,450